EXHIBIT INDEX

Exhibit No.         Description of Exhibit
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16.1                Letter of Aidman, Piser & Company. dated May 13 2005


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                                                                         Ex 16.1


Aidman, Piser & Company                      401 East Jackson Street, Suite 3400
Certified Public Accountants                                Tampa, Florida 33602
& Business Advisors                                813-222-855  FAX 813-222-8560


May 13, 2004



Securities and Exchange Commission Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4(a) of Innovative Software Technologies, Inc.'s Form 8-K dated May 13, 2005, and we agree with the statements made therein.


                Sincerely,


                /s/ Aidman, Piser & Company, P.A.
                ------------------------------------------
                Certified Public Accountants